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                                                                    Exhibit 23.3
                                                                    ------------

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Gaiam, Inc. on Form S-4 of our report on the consolidated financial statements of Real Goods Trading Corporation dated May 31, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings "Changes in and Disagreements with Real Goods Trading Corporation's Accountants on Accounting and Financial Disclosure" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Oakland, California
November 22, 2000